Exhibit 10.42

Schedule of Signatories to a Director Indemnification Agreement

Director	Date Signed	Effective Date
Scott D. Ostfeld *	3/12/2018	9/28/2017
Peter A. Dorsman *	3/2/2017	3/1/2017
Lauren Taylor Wolfe *	3/5/2017	3/1/2017
Lionel L. Nowell	5/18/2017	5/18/2017
Affeldt, Kathleen J.*	09/05/2014	09/01/2014
Alden, John W.	04/03/2014	04/03/2014
Atkins, Betsy S. *	09/04/2013	09/01/2013
Berges, James G.	07/02/2013	07/02/2013
Bernasek, Brian A.	07/02/2013	07/02/2013
DeAngelo, Joseph J. *	07/02/2013	07/02/2013
Edgerley, Paul B.	07/02/2013	07/02/2013
Jacobson, Mitchell	07/02/2013	07/02/2013
Klessel, Lew	07/02/2013	07/02/2013
Leav, Peter A.	10/27/2014	09/05/2014
Ledford, Gregory S.	07/02/2013	07/02/2013
McNamee, Patrick R. *	09/03/2013	09/01/2013
Peffer, Charles W. *	07/02/2013	07/02/2013
Rubright, James A. *	10/29/2014	09/05/2014
Sleeper, Nathan K.	07/02/2013	07/02/2013
Zide, Stephen M.	07/02/2013	07/02/2013

*Current Board Member as of 03-12-2018